UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2016

ENVISION SOLAR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53204	26-1342810
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9270 Trade Place, San Diego, CA	92126
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (858) 799-4583

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 20, 2016, Envision Solar International, Inc., a Nevada corporation (the "Company") entered into a Note Settlement and General Release Agreement with Mr. Robert Noble, a former director of the Company (the "Agreement").  Mr. Noble is the holder of that certain secured convertible promissory note, dated June 30, 2015, in the principal amount of $600,000 with accrued but unpaid interest of approximately $126,032.91 as of December 17, 2015 (the "Note"), accruing at the simple rate of 10% per annum.  In connection with Mr. Noble's resignation from the Company's Board of Directors, the Company made a payment in the amount of $100,000 (the "Payment") to Mr. Noble on the Note. The Payment was made on December 24, 2015 and the Company accepted Mr. Noble's resignation as a director of the Company effective on December 24, 2015.  The Company and Mr. Noble also agreed to extend the maturity date of the Note to March 31, 2016, or longer if agreed in writing by both parties.  Mr. Noble has also agreed not to exercise any conversion rights on any derivative securities in the Company held by him at any time until the earlier of (i) September 30, 2016 or (ii) the recording of an amendment to the Company's Articles of Incorporation increasing the number of authorized shares of its common and preferred stock.

Effective January 20, 2016, Mr. Noble entered into a Purchase Option Agreement with a firm affiliated with Jay S. Potter, a director of the Company (the "Optionee"), pursuant to which the Optionee has the right to purchase or arrange for the purchase of the Note from Mr. Noble and all of Mr. Noble's shares in the Company (the "Option"), at any time until March 31, 2016.  The Company has consented to the Purchase Option Agreement.  Under the Note Settlement and General Release Agreement, provided that the Option is fully exercised and honored, the Company agreed to grant Mr. Noble the right to acquire, for one dollar, at any time until June 30, 2017, a worldwide, perpetual, irrevocable, nonexclusive, royalty-free license to utilize all of the Company intellectual property developed prior to January 1, 2011, except for the following: (i) EV ARC™ and (ii) EnvisionTrak™.  Mr. Noble will have the right to photograph projects that were installed or planned prior to January 1, 2011 and to utilize such photographs in his business activities.

The foregoing license would include all documentation and trademarks, including, but not limited to, photo, animations, logos, design, and engineering drawings, of all pre-January 1, 2011 Company intellectual property and trademarks.  Mr. Noble will have the right to publish his license rights, and when contacted by Mr. Noble or a third party, the Company will confirm that the foregoing license rights belong to Mr. Noble.  Provided the Option is exercised in full and Mr. Noble complies with it, the Company will extend the expiration date of the 1,138,120 warrants to purchase 1,138,120 shares of the Company's common stock owned by Mr. Noble (the "Warrants") from December 31, 2016 to December 31, 2017, and will reduce the exercise price of such Warrants from $0.24 to $0.20 per share.

A copy of the Agreement is attached to this Report as Exhibit 10.1.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d) Exhibits

10.1	Note Settlement and General Release Agreement, dated January 20, 2016, by and between the Company and Robert Noble

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION SOLAR INTERNATIONAL, INC.

Dated: January 26, 2016

By: /s/ Desmond Wheatley

Desmond Wheatley, Chief Executive Officer